EXHIBIT 99.01
PAUL J. MCCORMICK ELECTED CHAIRMAN OF CARDIOGENESIS CORPORATION
IRVINE, Calif., June 20, 2007/PRNewswire-FirstCall/ — The Board of Directors of Cardiogenesis Corporation (OTC: CGCP), a leading developer of surgical products and accessories used in angina-relieving procedures, has elected Paul J. McCormick as its Chairman. The appointment was effective June 18, 2007.
McCormick, 54, who joined the Board of directors in April, has over 27 years of experience in the medical device industry and is currently President and Chief Executive Officer of Endologix, Inc. (Nasdaq: ELGX) and has served on their Board of Directors since May 2002. The majority of his career has been in emerging medical technologies. Mr. McCormick joined the former Endologix in January 1998, prior to its merger with Radiance Medical Systems, Inc. in May 2002, as Vice President of Sales and Marketing, and served as President and Chief Operating Officer from January 2001 until the merger in May 2002. He then served in the same position with Endologix until January 2003 when he became President and Chief Executive Officer. Previously, he held various sales and marketing positions at Progressive Angioplasty Systems, Heart Technology, Trimedyne Inc., and United States Surgical Corporation.